Valneva SE - F-3

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 24, 2025, relating to the consolidated financial statements of VALNEVA SE and the effectiveness of VALNEVA SE's internal control over financial reporting, appearing in the Annual Report on Form 20-F of VALNEVA SE for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Associés

Paris-La-Défense, France

March 24, 2025